Exhibit 99.1

FOR IMMEDIATE RELEASE

BIOCARDIA ANNOUNCES POSITIVE DSMB RECOMMENDATION TO CONTINUE PHASE 3 PIVOTAL CARDIAMP HEART FAILURE STUDY AS PLANNED

SAN CARLOS, Calif. – September 16, 2019 – BioCardia (Nasdaq: BCDA), a leader in the development of comprehensive solutions for cardiovascular regenerative therapies, today announced that the independent Data Safety Monitoring Board (DSMB) has completed its prespecified data review for the Phase III pivotal CardiAMP Heart Failure Trial, which included safety follow-up results on 35 patients and all additional data available on the 50 patients randomized in the trial as of August 31, 2019. The DSMB indicated there were no safety concerns with the CardiAMP study results and recommended that the trial continue, as planned.

The ongoing multi-center, double-blinded, randomized (3:2), sham-controlled pivotal CardiAMP Heart Failure Trial is expected to enroll 260 patients at up to 40 centers nationwide. The trial’s primary efficacy endpoint is Six Minute Walk distance at 12 months’ post-treatment, a measure of a patient’s exercise capacity, and incorporates the impact of MACE and other clinically meaningful events. Secondary efficacy endpoints include quality of life as measured by the Minnesota Heart Failure Quality of Life self-assessment, and superiority relative to MACE and survival. The national co-principal investigators are Amish Raval, MD, of the University of Wisconsin and Carl Pepine, MD, of the University of Florida, Gainesville.

“We are pleased that the comprehensive data achieved to date has led to a positive recommendation from the DSMB to continue the CardiAMP Heart Failure Trial. We are focused on accelerating enrollment with our world class clinical partners and delivering the evidence necessary to bring CardiAMP Cell Therapy to U.S. patients,” said Eric Duckers, MD, PhD, Chief Medical Officer of BioCardia.

Patients interested in learning about the study can visit www.cardiamp.com or www.clinicaltrials.gov for more information.

The next prespecified DSMB review is anticipated in the first quarter 2020.

About the CardiAMP Therapy Program

CardiAMP cell therapy uses a patient’s own (autologous) bone marrow cells delivered to the heart in a minimally-invasive, catheter-based procedure to potentially stimulate the body’s natural healing response. The CardiAMP Heart Failure Trial is the first multicenter clinical trial of a stem cell therapy to prospectively screen for stem cell therapeutic potency in order to improve patient outcomes.

About BioCardia®

BioCardia, Inc., headquartered in San Carlos, California, is developing regenerative biologic therapies to treat cardiovascular disease. CardiAMP™ and CardiALLO™ cell therapies are the Company’s biotherapeutic product candidates in clinical development. The Company's current products include the Helix™ Biotherapeutic Delivery System and the Morph® steerable guide and sheath catheter portfolio, including the new AVANCE™ Steerable Introducer family. BioCardia also partners with other biotherapeutic companies to provide its Helix systems and clinical support to their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction.

Forward Looking Statements:
This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans and overall market conditions. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation. As a result of these factors, we cannot assure you that the forward-looking statements in this presentation will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-Q filed with the Securities and Exchange Commission on August 9, 2019, including under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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INVESTOR CONTACT:
David McClung, Chief Financial Officer
investors@BioCardia.com, (650) 226-0120

MEDIA CONTACT:

Michelle McAdam, Chronic Communications, Inc.

michelle@chronic-comm.com, (310) 545-6654